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                                                                     Exhibit 1.1

                    RUSSIAN WIRELESS TELEPHONE COMPANY, INC.

                        1,530,000 Shares of Common Stock
                                       and
               2,200,000 Redeemable Common Stock Purchase Warrants

                             UNDERWRITING AGREEMENT

                                                       , 1997


J.W. Barclay & Co., Inc.
As Representative of the several Underwriters
One Battery Park Plaza
New York, New York 10004

Dear Sirs:

         Russian Wireless Telephone Company, Inc., a Delaware corporation (the "Company"), and the stockholder listed in Schedule A (the "Selling Stockholder") of this Underwriting Agreement (the "Agreement") hereby confirm their agreement with the Underwriters named in Schedule B of the Agreement (the "Underwriters"), for whom you are acting as representative (the "Representative"), as follows:

         1.       Description of the Securities.

         The Company proposes to issue and sell and the Selling Stockholder proposes to sell to the Underwriters an aggregate of 1,530,000 shares of common stock, $.01 par value per share (the "Common Stock") of the Company, of which 1,500,000 shares are being sold by the Company and 30,000 shares by the Selling Stockholder; and the Company also proposes to sell 2,200,000 redeemable common stock purchase warrants of the Company (the "Warrants" and collectively with the Common Stock, the "Securities") in the amounts set forth on Schedule B hereto. Each Warrant shall entitle the holder to purchase one share of Common Stock for $7.25, subject to adjustment. The Company proposes to grant to the Underwriters (or to the Representative, individually) an option to purchase up to 229,500 additional shares of Common Stock and up to an additional 330,000 Warrants (the "Additional Securities"). The
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offering of Securities and Additional Securities contemplated hereby may sometimes be referred to as the "Offering."

                  (a)      The Warrants.

         The Warrants are exercisable beginning two years from the effective date of the Registration Statement, as defined in Paragraph 2(a) (the "Effective Date"), and expire five years after the Effective Date, subject to prior redemption by the Company. The shares of Common Stock issuable upon the exercise of the Warrants are hereinafter referred to as the "Warrant Shares."

         The Warrants will be redeemable at a price of $.50 per Warrant, commencing two years after the Effective Date upon at least 30 days prior written notice provided that the closing bid price of the Common Stock (or closing sales price if listed on an exchange or on a reporting system that provides last sales prices) for 20 consecutive trading days ending on the third day immediately prior to the date on which notice of redemption is given shall exceed $14.50 per share (subject to adjustment), subject to the right of the holder to exercise his purchase rights thereunder until redemption. Notwithstanding the foregoing, the Warrants may be exercised and/or redeemed commencing one year after the Effective Date with the prior written consent of the Representative.

                  (b)      Representative's Warrants.

         The Company will sell to the Representative, for $10, a warrant to purchase one share of Common Stock and one Warrant for each ten shares of Common Stock and ten Warrants sold in this Offering excluding the Additional Securities (a maximum of 153,000 shares of Common Stock and 220,000 Warrants) at a price equal to $11.55 per share of Common Stock and $.83 per Warrant (the "Representative's Warrants" and collectively with the Securities underlying the Representative's Warrants, the "Representative's Securities"). The Warrants underlying the Representative's Warrants shall be exercisable at a price of $7.25 per Warrant. The Representative's Securities shall be non-exercisable and non-transferable (other than to (i) officers of the Underwriters, and (ii) members of the selling group and their officers or partners) for a period of 12 months following the Effective Date.


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Thereafter, they are exercisable and transferable for a period of four years. If the Warrants underlying the Representative's Warrants are not exercised during their term, they shall, by their terms, automatically expire. The Representative's Securities shall be registered for sale to the public and shall be included in the Registration Statement filed in connection with the Offering.

         2.       Representations and Warranties of the Company.

         A. The Company represents and warrants to the Underwriters that:

                  (a) The Company has filed with the Securities and Exchange Commission (the "Commission"), a registration statement on Form SB-2 (File No. 333-24177), including any related preliminary prospectus ("Preliminary Prospectus"), for the registration of the Securities under the Securities Act of 1933 (the "Act"). The Company will file further amendments to said registration statement in the form to be delivered to you and will not, before the registration statement becomes effective, file any other amendment thereto to which you shall have objected in writing after having been furnished with a copy thereof. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, exhibits and all other documents filed as a part thereof or incorporated therein), is hereinafter called the "Registration Statement" and the prospectus, in the form filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations of the Commission under the Act (the "Regulations") or, if no such filing is made, the definitive prospectus used in the Offering, is hereinafter called the "Prospectus." The Company has delivered to you copies of each Preliminary Prospectus as filed with the Commission and has consented to the use of such copies for purposes permitted by the Act.

                  (b) The Commission has not issued any orders preventing or suspending the use of any Preliminary Prospectus, and each Preliminary Prospectus has conformed in all material respects with the requirements of the Act and has not included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements


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therein, in light of the circumstances under which they were made, not misleading, subject to the provisions set forth below and except as such untrue statement or omission has been cured in the a subsequent preliminary prospectus or in the final prospectus.

                  (c) When the Registration Statement becomes effective under the Act and at all times subsequent thereto including the Closing Date (hereinafter defined) and the Option Closing Date (hereinafter defined) and for such longer periods as in the opinion of counsel for the Underwriters, a Prospectus is required to be delivered in connection with the sale of the Securities by the Underwriters, the Registration Statement and Prospectus, and any amendment thereof or supplement thereto, will contain all material statements which are required to be stated therein in accordance with the Act and the Regulations, and will in all material respects conform to the requirements of the Act and the Regulations, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by you, for use in connection with the preparation of the Registration Statement or Prospectus, or in any amendment thereof or supplement thereto. It is understood that the statements set forth under the heading "Underwriting" in the Prospectus with respect to (i) the amounts of the selling concession and reallowance; (ii) the identity of counsel to the Underwriters under the heading "Legal Matters"; and (iii) the information concerning the NASD affiliation of the Underwriters constitute for purposes of this Section the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Registration Statement and Prospectus, as the case may be.

                  (d) The Company and each of its subsidiaries (each a "Subsidiary") are, and at the Closing Date and the Option Closing Date will be, corporations duly organized, validly existing and in good standing under the laws of the jurisdiction of their incorporation. The Company and each of its Subsidiaries are duly qualified or licensed and in good standing as foreign corporations


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in each jurisdiction in which their ownership or leasing of any properties or the character of their operations requires such qualification or licensing, except those jurisdictions in which the failure to so qualify would not have a material adverse effect. The Company and each of its Subsidiaries have all requisite corporate powers and authority, and, except as set forth in the Registration Statement, the Company and each of its Subsidiaries and their employees' have all material and necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies to own or lease their properties and conduct their businesses as described in the Prospectus, and the Company and each of its Subsidiaries are doing business and have been doing business during the period described in the Registration Statement in compliance with all such material authorizations, approvals, orders, licenses, certificates and permits and all material federal, state and local laws, rules and regulations concerning the businesses in which the Company or its Subsidiaries are engaged. The disclosures in the Registration Statement concerning the effects of federal, state and local regulation on the Company's or its Subsidiaries' businesses as currently conducted and as contemplated are correct in all material respects and do not omit to state a material fact. The Company has all corporate power and authority to enter into this Agreement and carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained or will have been obtained prior to the Closing Date.

                  (e) This Agreement has been duly and validly authorized and executed by the Company. The Securities (including the Common Stock and the Warrants), the Warrant Shares, the Representative's Warrants to be issued and sold by the Company pursuant to this Agreement, the Securities issuable upon exercise of the Representative's Warrants and payment therefor, and the Common Stock and Warrant Shares underlying such Representative's Warrants, have been duly authorized (and, in the case of the Common Stock and the Warrant Shares, have been duly reserved for issuance) and, when issued and paid for in accordance with this Agreement (and, in the case of the Warrant Shares, upon exercise of the Warrants and payment to the Company of the exercise price therefor), the Common Stock and Warrant Shares will be validly issued, fully paid and non-assessable; the Common Stock, Warrants, Warrant Shares,


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Representative's Warrants, Additional Securities and Representative's Warrant
Shares are not and will not be subject to the preemptive rights of any stockholder of the Company and conform and at all times up to and including their issuance will conform in all material respects to all statements with regard thereto contained in the Registration Statement and Prospectus; and all corporate action required to be taken for the authorization, issuance and sale of the Common Stock, Warrants, Warrant Shares and Representative's Warrants has been taken, and this Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, to issue and sell, upon exercise in accordance with the terms thereof, the number and kind of securities called for thereby.

                  (f) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, the Certificate of Incorporation, as amended, or Bylaws of the Company or any of its Subsidiaries or of any evidence of indebtedness, lease, contract or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their properties is bound, or under any applicable law, rule, regulation, judgment, order or decree of any government, professional advisory body, administrative agency or court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or their properties, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries; and no consent, approval, authorization or order of any court or governmental or other regulatory agency or body is required for the consummation by the Company or any of its Subsidiaries of the transactions on their part herein contemplated, except such as may be required under the Act or under state securities or blue sky laws, except where a breach, violation or failure to obtain such consent would not have a material adverse effect upon the business or operation of the Company or its Subsidiaries.

                  (g) Subsequent to the date hereof, and prior to the Closing Date and the Option Closing Date, the Company will not issue or acquire any equity securities except that the Company may


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make short-term investments as contemplated in the "Use of Proceeds" section of the Prospectus. Except as described in the Registration Statement, the Company does not have, and at the Closing Date and at the Option Closing Date will not have, outstanding any options to purchase or rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell shares of its Preferred Stock, Common Stock or any such options, warrants, convertible securities or obligations.

                  (h) The financial statements and notes thereto included in the Registration Statement and the Prospectus fairly present the financial position and the results of operations of the Company at the respective dates and for the respective periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved.

                  (i) Except as set forth in the Registration Statement, the Company and each Subsidiary are not, and at the Closing Date and at the Option Closing Date will not be, in violation or breach of, or default in, the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company or any of its Subsidiaries are a party or by which the Company or any of its Subsidiaries may be bound or to which any of the property or assets of the Company or any of its Subsidiaries are subject, which violations, breaches, default or defaults, singularly or in the aggregate, would have a material adverse effect on the Company or any of its Subsidiaries. The Company and each of its Subsidiaries have not and will not have taken any action in material violation of the provisions of the Certificate of Incorporation, as amended, or the Bylaws of the Company or its Subsidiaries or any statute or any order, rule or regulation of any court or regulatory authority or governmental body having jurisdiction over or application to the Company or its Subsidiaries, their businesses or properties.

                  (j) The Company and each of its Subsidiaries have, and at the Closing Date and at the Option Closing Date will have, good and marketable title to all properties and assets described in the


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Prospectus as owned by them, free and clear of all liens, charges, encumbrances, claims, security interests, restrictions and defects of any material nature whatsoever, except such as are described or referred to in the Prospectus and liens for taxes not yet due and payable. All of the material leases and subleases under which the Company or any of its Subsidiaries are the lessor or sublessor of properties or assets or under which the Company or any of its Subsidiaries hold properties or assets as lessee as described in the Prospectus are, and will on the Closing Date and the Option Closing Date be, in full force and effect, and except as described in the Prospectus, the Company and its Subsidiaries are not and will not be in default in respect to any of the terms or provisions of any of such leases or subleases (which would have a material adverse effect on the business, business prospects or operations of the Company or any of its Subsidiaries taken as a whole), and no claim has been asserted by anyone adverse to rights of the Company or any of its Subsidiaries as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company or any of its Subsidiaries to continue possession of the leased or subleased premises or assets under any such lease or sublease except as described or referred to in the Prospectus, and the Company and each of its Subsidiaries owns or leases all such properties as are necessary to its operations as now conducted and, except as otherwise stated in the Prospectus, as proposed to be conducted set forth in the Prospectus (which would have a material adverse effect on the business, business prospects or operations of the Company or any of its Subsidiaries taken as a whole).

                  (k) The authorized, issued and outstanding capital stock of
the Company as of                 , 1997 is as set forth in the Prospectus under
"Capitalization"; the shares of issued and outstanding capital stock of the Company set forth thereunder have been duly authorized, validly issued and are fully paid and non-assessable; except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or agreements or other rights to convert any obligation into, any shares of capital stock of the Company have been granted or entered into by the Company; and the Common Stock, the Warrants and all such options and warrants conform in all material respects, to all statements relating thereto contained in the Registration Statement and Prospectus.

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                  (l) Except as described in the Prospectus, the Company does not own or control any capital stock or securities of, or have any proprietary interest in, or otherwise participate in any other corporation, partnership, joint venture, firm, association or business organization; provided, however, that this provision shall not be applicable to the investment, if any, of the net proceeds from the sale of the Securities sold by the Company in certificates of deposits, savings deposits, short-term obligations of the United States Government, money market instruments or other short-term investments.

                  (m) Ernst & Young LLP, and Ernst & Young (CIS) Limited, who have given their reports on certain financial statements filed and to be filed with the Commission as a part of the Registration Statement, which are incorporated in the Prospectus, are with respect to the Company, independent public accountants as required by the Act and the Rules and Regulations.

                  (n) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company has not
(i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) entered into any transaction other than in the ordinary course of business; or (iii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

                  (o) There is no litigation or governmental proceeding pending or to the knowledge of the Company or any Subsidiary threatened against, or involving the properties or business of the Company or any Subsidiary which might materially adversely affect the value, assets or the operation of the properties or the business of the Company or any Subsidiary, except as referred to in the Prospectus. Further, except as referred to in the Prospectus, there are no pending actions, suits or proceedings related to environmental matters or related to discrimination on the basis of age, sex, religion or race, nor is the Company or any Subsidiary charged with or, to its knowledge, under investigation with respect to any violation of any statutes or regulations of any regulatory authority having jurisdiction over its business or operations, and no labor disturbances by the employees of the Company or any


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Subsidiary exist or, to the knowledge of the Company or any Subsidiary, have been threatened.

                  (p) The Company has, and at the Closing Date and at the Option Closing Date will have, filed all necessary federal, state and foreign income and franchise tax returns or has requested extensions thereof (except in any case where the failure to so file would not have a material adverse effect on the Company), and has paid all taxes which it believes in good faith were required to be paid by it except for any such tax that currently is being contested in good faith or as described in the Prospectus.

                  (q) The Company has not at any time (i) made any contribution to any candidate for political office, or failed to disclose fully any such contribution, in violation of law, or (ii) made any payment to any state, federal, foreign governmental or professional regulatory agency, officer or official or other person charged with similar public, quasi-public or professional regulatory duties, other than payments or contributions required or allowed by applicable law.

                  (r) Except as set forth in the Registration Statement, to the knowledge of the Company, neither the Company nor any officer, director, employee or agent of the Company has made any payment or transfer of any funds or assets of the Company or conferred any personal benefit by use of the Company's assets or received any funds, assets or personal benefit in violation of any law, rule or regulation, which is required to be stated in the Registration Statement or necessary to make the statements therein not misleading.

                  (s) On the Closing Date and on the Option Closing Date, all transfer or other taxes, if any (other than income tax) which are required to be paid, and are due and payable, in connection with the sale and transfer of the Securities by the Company to the Underwriters will have been fully paid or provided for by the Company as the case may be, and all laws imposing such taxes will have been fully complied with in all material respects.

                  (t) There are no contracts or other documents of the Company which are of a character required to be described in the


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Registration Statement or Prospectus or filed as exhibits to the Registration
Statement which have not been so described or filed.

                  (u) The Company will apply the net proceeds from the sale of the Securities sold by it for the purposes and in the manner set forth in the Registration Statement and Prospectus under the heading "Use of Proceeds."

                  (v) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specified authorizations;
(2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management's general or specific authorizations; and (4) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (w) Except as set forth in the Prospectus, no holder of any securities of the Company has the right to require registration of any securities because of the filing or effectiveness of the Registration Statement.

                  (x) The Company has not taken and at the Closing Date will not have taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock or the Warrants to facilitate the sale or resale of such securities.

                  (y) To the Company's knowledge, there are no claims for services in the nature of a finder's origination fee with respect to the sale of the Securities hereunder, except as set forth in the Prospectus.

                  (z) Other than the right of first refusal granted by the Company to the Representative (as set forth in Section 3(aa) hereof), no right of first refusal exists with respect to any sale of securities by the Company.

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                  (aa) No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to Underwriters was, when made, or as of the Closing Date or as of the Option Closing Date will be materially inaccurate, untrue or incorrect.

         B. The Selling Stockholder represents and warrants to the Underwriters that:

                  (a) It (1) has the full right, power and authority to execute and deliver this Agreement, the Power of Attorney, and the Custody Agreement, hereinafter referred to, (2) is, and on the Closing Date will be, the owner of the Selling Stockholder's Common Stock ("Stock") to be sold pursuant to the terms hereof, free and clear of all liens, charges, encumbrances and restrictions, (3) has paid the full purchase price required to be paid for such Stock, (4) on the Closing Date will have paid or provided for all stock transfer or other taxes (other than income taxes) required to be paid by such Selling Stockholder in connection with the sale and transfer of such Selling Stockholder's Stock and all laws imposing such taxes will have been fully complied with, and (5) has, and on the Closing Date will have, the full legal right, power and authority to sell, transfer and deliver such Selling Stockholder's Stock hereunder and covey good and marketable title to such Selling Stockholder's Stock, free and clear of all liens, charges, encumbrances, equities, claims and restrictions, whatsoever.

                  (b) This Agreement, the Power of Attorney and the Custody Agreement have been duly authorized, executed and delivered by the Selling Stockholder. This Agreement, the Power of Attorney and the Custody Agreement constitute the valid and binding agreements of the Selling Stockholder enforceable in accordance with their terms.

                  (c) Neither the execution and delivery of this Agreement, the Power of Attorney, nor the Custody Agreement nor the consummation of the transactions herein or therein contemplated nor the compliance with the terms hereof or thereof by the Selling Stockholder will conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, purchase agreement or other agreement or instrument to which the Selling Stockholder is a party


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or by which the Selling Stockholder is bound and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Selling Stockholder of the transactions on the Selling Stockholder's part herein contemplated, except such as may be required under the Act or under state securities or blue sky laws.

                  (d) The Selling Stockholder has not, and at the Closing Date will not have, taken, and agrees that it will not take, directly or indirectly, any action to cause or result in, or which has constituted, or might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of any of the Stock. Other than as permitted by the Act and the rules and regulations thereunder, the Selling Stockholder has not distributed and will not distribute any Preliminary Prospectus, the Prospectus or any other offering material in connection with the offering and sale of the Stock.

                  (e) Certificates in negotiable form representing the Selling Stockholder's Stock to be sold by it have been placed in custody under the Custody Agreement, in the form heretofore furnished to the Selling Stockholder, duly executed and delivered by the Selling Stockholder to Hall Dickler Kent Friedman & Wood, LLP (the "Custodian"), and the Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you, appointing Steven D. Dreyer as the Selling Stockholder's attorney-in-fact (the "Attorney-in-Fact") with authority to execute and deliver this Agreement on behalf of the Selling Stockholder, to authorize the delivery of the Selling Stockholder's Stock to be sold by the Selling Stockholder hereunder and otherwise to act on behalf of the Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement.

                  (f) The Selling Stockholder's Stock represented by the certificates held in custody for the Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder, and the arrangements made by the Selling Stockholder for such custody, as well as the appointment by the Selling Stockholder of the Attorney-in-Fact, are, to that extent, irrevocable. The Selling Stockholder specifically agrees that its obligations hereunder shall not be terminated by operation of law, whether by


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the death or incapacity of such Selling Stockholder or by the occurrence of any other event.

         3.       Covenants of the Company.

         The Company covenants and agrees that:

                  (a) It will deliver to the Representative, without charge, two conformed copies of each Registration Statement and of each amendment or supplement thereto, including all financial statements and exhibits.

                  (b) The Company has delivered to each of the Underwriters, and each of the Selected Dealers (as hereinafter defined) without charge, as many copies as have been requested of each Preliminary Prospectus heretofore filed with the Commission in accordance with and pursuant to the Commission's Rule 430 under the Act and will deliver to the Underwriters and to others whose names and addresses are furnished by the Underwriters or a Selected Dealer, without charge, on the Effective Date of the Registration Statement, and thereafter from time to time during such reasonable period as you may request if, in the opinion of counsel for the Underwriters, the Prospectus is required by law to be delivered in connection with sales by the Underwriters or a dealer, as many copies of the Prospectus (and, in the event of any amendment of or supplement to the Prospectus, of such amended or supplemented Prospectus) as the Underwriters may request for the purposes contemplated by the Act. The Company will take all necessary actions to furnish to whomever directed by the Underwriters, when and as requested by the Underwriters, all necessary documents, exhibits, information, applications, instruments and papers as may be reasonably required or, in the opinion of counsel to the Underwriters desirable, in order to permit or facilitate the sale of the Securities.

                  (c) The Company has authorized the Underwriters to use, and make available for use by prospective dealers, the Preliminary Prospectus, and authorizes the Underwriters, all dealers selected by you in connection with the distribution of the Securities (the "Selected Dealers") to be purchased by the Underwriters and all dealers to whom any of such Securities may be sold by the Underwriters or by any Selected Dealer, to use the Prospectus, as


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
from time to time amended or supplemented, in connection with the sale of the Securities in accordance with the applicable provisions of the Act, the applicable Regulations and applicable state law, until completion of the distribution of the Securities and for such longer period as you may request if the Prospectus is required under the Act, the applicable Regulations or applicable state law to be delivered in connection with sales of the Securities by the Underwriters or the Selected Dealers.

                  (d) The Company will use its best efforts to cause the Registration Statement to become effective and will notify the Representative immediately, and confirm the notice in writing: (i) when the Registration Statement or any post-effective amendment thereto becomes effective; (ii) of the issuance by the Commission of any stop order or of the initiation, or to the best of the Company's knowledge, the threatening, of any proceedings for that purpose; (iii) the suspension of the qualification of the Securities and the Representative's Warrants, or underlying securities, for offering or sale in any jurisdiction or of the initiating, or to the best of the Company's knowledge the threatening, of any proceeding for that purpose; and (iv) of the receipt of any comments from the Commission. If the Commission shall enter a stop order at any time, the Company will make every reasonable effort to obtain the lifting of such order at the earliest possible moment.

                  (e) During the time when a prospectus is required to be delivered under the Act, the Company will comply with all requirements imposed upon it by the Act and the Securities Exchange Act of 1934 (the "Exchange Act"), as now and hereafter amended and by the Regulations, as from time to time in force, as necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and the Prospectus. If at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriters, the Prospectus as then amended or supplemented includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the

Company will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement in accordance with Section 10 of the Act and will furnish to you copies thereof.

                  (f) The Company will endeavor in good faith, in cooperation with you, at or prior to the time the Registration Statement becomes effective, to qualify the Securities for offering and sale under the securities laws or blue sky laws of such jurisdictions as you may reasonably designate. In each jurisdiction where such qualification shall be effected, the Company will, unless you agree that such action is not at the time necessary or advisable, file and make such statements or reports at such times as are or may reasonably be required by the laws of such jurisdiction.

                  (g) The Company will make generally available to its security holders, as soon as practicable, but in no event later than the first day of the fifteenth full calendar month following the Effective Date of the Registration Statement, an earnings statement of the Company, which will be in reasonable detail but which need not be audited, covering a period of at least twelve months beginning after the Effective Date of the Registration Statement, which earnings statements shall satisfy the requirements of Section 11(a) of the Act and the Regulations as then in effect. The Company may discharge this obligation in accordance with Rule 158 of the Regulations.

                  (h) During the period of five years commencing on the Effective Date of the Registration Statement, the Company will furnish to its stockholders an annual report (including financial statements audited by its independent public accountants), in reasonable detail, and, at its expense, furnish each of the Underwriters (i) within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its consolidated subsidiaries and a separate balance sheet of each subsidiary of the Company the accounts of which are not included in such consolidated balance sheet as of the end of such fiscal year, and consolidated statements of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries and separate statements of operations, stockholders' equity and cash flows of each of the subsidiaries of the Company the accounts of which are not included in such consolidated statements, for the fiscal year then ended all in reasonable detail and all certified by independent accountants (within the meaning of the Act and the Regulations), (ii) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, similar balance sheets as of the end of such fiscal quarter and similar statements of operations, stockholders' equity and cash flows for the fiscal quarter then ended, all in reasonable detail, and subject to year end adjustment, all certified by the Company's principal financial officer or the Company's principal accounting officer as having been prepared in accordance with generally accepted accounting principles applied on a consistent basis,
(iii) as soon as available, each report furnished to or filed with the Commission or any securities exchange and each report and financial statement furnished to the Company's shareholders generally and (iv) as soon as available, such other material as the Representative may from time to time reasonably request regarding the financial condition and operations of the Company.

                  (i) For a period of eighteen months from the Closing Date, the Company, at its expense, shall cause its regularly engaged independent certified public accountants to review (but not audit), the Company's financial statements for each of the first three quarters prior to the announcement of quarterly financial information, the filing of the Company's 10-Q quarterly report and the mailing of quarterly financial information to stockholders.

                  (j) Prior to the Closing Date or the Option Closing Date, the Company will not issue, directly or indirectly, without your prior written consent and that of counsel for the Representative, any press release or other public announcement or hold any press conference with respect to the Company or its activities with respect to this Offering.

                  (k) The Company will deliver to you prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date of the Registration Statement and will not file any such amendment or supplement to which you shall reasonably object after being furnished such copy.

                  (l) During the period of 120 days commencing on the date hereof, the Company will not at any time take, directly or indirectly, any action designed to, or which will constitute or which might reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities to facilitate the sale or resale of any of the Securities.

                  (m) The Company will apply the net proceeds from the Offering received by it in the manner set forth under "Use of Proceeds" in the Prospectus.

                  (n) Counsel for the Company, the Company's accountants, and the officers and directors of the Company will, respectively, furnish the opinions, the letters and the certificates referred to in subsections of Paragraph 9 hereof, and, in the event that the Company shall file any amendment to the Registration Statement relating to the offering of the Securities or any amendment or supplement to the Prospectus relating to the offering of the Securities subsequent to the Effective Date of the Registration Statement, such counsel, such accountants, such officers and directors, respectively, will, at the time of such filing or at such subsequent time as you shall specify, so long as securities being registered by such amendment or supplement are being underwritten by the Underwriters, furnish to you such opinions, letters and certificates, each dated the date of its delivery, of the same nature as the opinions, the letters and the certificates referred to in said Paragraph 9, as you may reasonably request, or, if any such opinion or letter or certificate cannot be furnished by reason of the fact that such counsel or such accountants or any such officer or director believes that the same would be inaccurate, such counsel or such accountants or such officer or director will furnish an accurate opinion or letter or certificate with respect to the same subject matter.

                  (o) The Company will comply with all of the provisions of any undertakings contained in the Registration Statement in all material respects.

                  (p) The Company will reserve and keep available for issuance that maximum number of its authorized but unissued shares of Common Stock which are issuable upon exercise of the Warrants and issuable upon exercise of the Representative's Warrants (including the underlying securities) outstanding from time to time.

                  (q) Following the Effective Date and from time to time thereafter, so long as the Warrants are outstanding, the Company will timely prepare and file at its sole cost and expense one or more post-effective amendments to the Registration Statement or a new registration statement as required by law as will permit Warrant holders to be furnished with a current prospectus in the event Warrants are exercised, and to use its best efforts and due diligence to have same be declared effective. The Company will deliver a draft of each such post-effective amendment or new registration statement to the Underwriter at least ten days prior to the filing of such post-effective amendment or registration statement.

                  (r) Following the Effective Date and from time to time thereafter so long as any of the Warrants remain outstanding, the Company will timely deliver and supply to its warrant agent sufficient copies of the Company's current Prospectus, as will enable such Warrant Agent to deliver a copy of such Prospectus to any Warrant or other holder where such Prospectus delivery is by law required to be made.

                  (s) So long as any of the Warrants remain outstanding, the Company shall continue to employ the services of a firm of independent certified public accountants reasonably acceptable to the Representative in connection with the preparation of the financial statements to be included in any registration statement to be filed by the Company hereunder, or any amendment or supplement thereto (it being understood that Ernst & Young, LLP is acceptable to the Representative). During the same period, the Company shall employ the services of a law firm(s) acceptable to the Representative in connection with all legal work of the Company, including the preparation of a registration statement to be filed by the Company hereunder, or any amendment or supplement thereto (it being understood that Hall Dickler Kent Friedman & Wood, LLP is acceptable to the Representative).

                  (t) So long as any of the Warrants remain outstanding, the Company shall continue to appoint a Warrant Agent for the Warrants, who shall be reasonably acceptable to the Representative.

                  (u) The Company agrees that it will, upon the Closing Date, for a period of no less than five (5) years, engage a designee of the Representative as an advisor (the "Advisor") to its

Board of Directors where such Advisor shall attend meetings of the Board, receive all notices and other correspondence and communications sent by the Company to members of its Board of Directors and shall be entitled to receive compensation therefor equal to the entitlement of all non-employee directors. Such Advisor shall also be entitled to receive reimbursement for all reasonable costs incurred in attending such meetings including, but not limited to, food, lodging, and transportation. The Company further agrees that during said five
(5) year period, it shall schedule no less than four (4) formal and "in person" meetings of its Board of Directors in each such year and fifteen (15) days advance notice of such meetings shall be given to the Advisor. Further, during such five (5) year period, the Company shall give notice to the Representative with respect to any proposed acquisitions, mergers, reorganizations or other similar transactions. In lieu of the Representative's right to designate an Advisor, the Representative shall have the right during such five-year period, in its sole discretion, to designate one person for election as a Director of the Company and the Company will utilize its best efforts to obtain the election of such person who shall be entitled to receive the same compensation, expense reimbursements and other benefits set forth above.

                  The Company agrees to indemnify and hold the Underwriters and such Advisor or Director harmless against any and all claims, actions, damages, costs and expenses, and judgments arising solely out of the attendance and participation of your designee at any such meeting described herein. In the event the Company maintains a liability insurance policy affording coverage for the acts of its of officers and directors, it agrees, if possible, to include the Representative's designee as an insured under such policy.

                  (v) Upon the Closing Date, the Company shall have entered into an agreement with the Representative in form reasonably satisfactory to the Representative (the "Consulting Agreement"), pursuant to which the Representative will be retained as a management and financial consultant and will be paid a fee of $125,000, all of which shall be paid upon the Closing Date.

                  (w) The Company's Common Stock and Warrants shall be listed on the Nasdaq SmallCap Market ("Nasdaq") not later than the Effective Date. Prior to the Effective Date, the Company will make all filings required, including registration under the Exchange Act, to obtain the listing of the Common Stock and Warrants on Nasdaq, and will effect and use its best efforts to maintain such listing (unless the Company is acquired) for at least five years from the date of this Agreement.

                  (x) The Company will apply for listing in Standard and Poors Corporation Reports or Moodys OTC Guide and shall use its best efforts to have the Company included in such publications for at least five years from the Closing Date.

                  (y) For a period of twenty-four (24) months from the Closing Date, no officer, director or holder of any securities of the Company (other than shares that are currently publicly traded, in the case of stockholders who are not officers, directors or 5% or greater stockholders) prior to the Offering will, directly or indirectly, offer, sell (including any short sale), grant any option for the sale of, acquire any option to dispose of, or otherwise dispose of any shares of Common Stock, including shares of Common Stock issuable upon exercise of options, warrants or any convertible securities of the Company, without the prior written consent of the Representative, other than as set forth in the Registration Statement. In order to enforce this covenant, the Company shall impose stop-transfer instructions with respect to the securities owned by every stockholder prior to the Offering until the end of such period (subject to any exceptions to such limitation on transferability set forth in the Registration Statement). If necessary to comply with any applicable Blue-sky Law, the shares held by such stockholders will be escrowed with counsel for the Company or otherwise as required.

                  (z) Except for the issuance of shares of capital stock by the Company in connection with a dividend, recapitalization, reorganization or similar transactions or as result of the exercise of warrants or options disclosed in or issued or granted pursuant to plans disclosed in the Registration Statement, the Company shall not, for a period of twenty-four (24) months following the Closing Date, directly or indirectly, offer, sell, issue or transfer any shares of its capital stock, or any security exchangeable or exercisable for, or convertible into, shares of the capital stock or register any of its capital stock (under any form of registration statement, including Form S-8), without the prior written consent of the Representative. Options granted pursuant to plans must be exercisable at the fair market value on the date of grant.

                  (aa) For so long as any of the Warrants remain outstanding, the Company shall maintain key person life insurance payable to the Company on each of the lives of Ronald G. Nathan, its Chief Executive, and Mikhail Leibov, the Chief Executive of Corbina Telecommunications and Comptel Ltd., the Company's subsidiaries, each in the amount of $1,000,000, unless his employment with the Company is earlier terminated. In such event, the Company will obtain a comparable policy on the life of his successor for the balance of such period.

                  (bb) The Company will use its best efforts to obtain, as soon after the Closing Date as is reasonably possible, liability insurance covering its officers and directors.

                  (cc) The Company agrees that any conflict of interest arising between a member of the Company's Board of Directors and the Company in connection with such Director's dealing with, or obligations to, the Company, shall be resolved by a vote of the majority of the independent members of the Board of Directors.

                  (dd) The Company agrees that it will employ the services of a financial public relations firm acceptable to the Representative for a period of at least twelve months following the Effective Date.

         4.       Sale, Purchase and Delivery of Securities: Closing Date.

                  (a) The Company and the Selling Stockholder agree to sell to the Underwriters, and the Underwriters, on the basis of the warranties, representations and agreements of the Company and the Selling Stockholder herein, and subject to the terms and conditions herein, agree to purchase the Securities from the Company and the Selling Stockholder, as the case may be, at a price of $7.00 per share of Common Stock and $.50 per Warrant, less an underwriting discount of nine percent (9%) of the offering price for each
security. The Underwriters may allow a concession not exceeding $     per share
of Common Stock and $    per Warrant to Selected Dealers who are members of the
National Association of Securities

Dealers, Inc ("NASD"), and to certain foreign dealers, and such dealers may reallow to NASD members and to certain foreign dealers a concession not
exceeding $      per share of Common Stock and $      per Warrant.

                  (b) Delivery of the Securities and payment therefor shall be made at 10:00 A.M., New York time on the Closing Date, as hereinafter defined, at the offices of the Representative or such other location as may be agreed upon by you and the Company. Delivery of certificates for the Common Stock and Warrants (in definitive form and registered in such names and in such denominations as you shall request by written notice to the Company delivered at least two business days prior to the Closing Date), shall be made to you for the account of the Underwriters against payment of the purchase price therefor by certified or bank check or wire transfer payable in New York Clearing House funds to the order of the Company. The Company will make such certificates available for inspection at least two business days prior to the Closing Date at such place as you shall designate.

                  (c)      The "Closing Date" shall be            , 1997, or
such other date not later than the fourth business day following the effective date of the Registration Statement as you shall determine and advise the Company by at least three full business days' notice, confirmed in writing.

                  (d) The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Securities by the Company to the Underwriters shall be borne by the Company. The Company will pay and hold the Underwriters, and any subsequent holder of the Securities, harmless from any and all liabilities with respect to or resulting from any failure or delay in paying federal and state stamp taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to the Underwriters of the Securities or any portions thereof.

         5.       Sale Purchase and Delivery of Additional Securities:
Option Closing Date.

                  (a) The Company agrees to sell to the Underwriters, and upon the basis of the representations, warranties and agreements of the Company herein contained, subject to the satisfaction of all the terms and conditions of this Agreement, the Underwriters shall have the option (the "Option") to purchase the Additional Securities from the Company, at the same price per Security as set forth in Paragraph 4(a) above. Additional Securities may be purchased solely for the purpose of covering over-allotments made in connection with the distribution and sale of the Securities.

                  (b) The Option to purchase all or part of the Additional Securities covered thereby is exercisable by you at any time and from time to time before the expiration of a period of 45 calendar days from the Effective Date of the Registration Statement (the "Option Period") by written notice to the Company setting forth the number of Additional Securities for which the Option is being exercised, the name or names in which the certificates for such Additional Securities are to be registered and the denominations of such certificates. Upon each exercise of the Option, the Company shall sell to the Underwriters the aggregate number of Additional Securities specified in the notice exercising such Option.

                  (c) Delivery of the Additional Securities with respect to which Options shall have been exercised and payment therefor shall be made at 10:00 A.M., New York time on the Option Closing Date, as hereinafter defined, at the offices of the Representative or at such other locations as may be agreed upon by you and the Company. Delivery of certificates for Additional Securities shall be made to you for the account of the Underwriters against payment of the purchase price therefor by certified or bank check or wire transfer in New York Clearing House Funds to the order of the Company. The Company will make certificates for Additional Securities to be purchased at the Option Closing Date available for inspection at least two business days prior to such Option Closing Date at such place as you shall designate.

                  (d) The "Option Closing Date" shall be the date not later than five business days after the end of the Option Period as you shall determine and advise the Company by at least three full business days' notice, unless some other time is agreed upon between you and the Company.

                  (e) The obligations of the Underwriters to purchase and pay for Additional Securities at such Option Closing Date shall be subject to compliance as of such date with all the conditions specified in Paragraph 2 herein and the delivery to you of opinions, certificates and letters, each dated such Option Closing Date, substantially similar in scope to those specified in Paragraph 9 herein.

                  (f) The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Additional Securities by the Company to the Underwriters shall be borne by the Company. The Company will pay and hold the Underwriters, and any subsequent holder of Additional Securities, harmless from any and all liabilities with respect to or resulting from any failure or delay in paying federal and state stamp taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to the Underwriters of the Additional Securities or any portion thereof.

         6.       Warrant Solicitation Fee.

         The Company agrees to pay J.W. Barclay & Co., Inc. ("Barclay"), in its individual capacity and not as representative of the underwriters, a fee of five percent (5%) of the aggregate exercise price of the Warrants if: (i) the market price of the Common Stock is greater than the exercise price of the Warrants on the date of exercise; (ii) the exercise of the Warrants are solicited by a member of the NASD and the customer states in writing that the transaction was solicited and designates in writing the broker-dealer to receive compensation for the exercise; (iii) the Warrants are not held in a discretionary account;
(iv) the disclosure of compensation arrangements was made both at the time of the Offering and at the time of the exercise of the Warrant; and (v) the solicitation of the Warrant is not in violation of Regulation M promulgated under the Exchange Act. The Company agrees not to solicit the exercise of any Warrants other than through Barclay and will not authorize any other dealer to engage in such solicitation without the prior written consent of the Representative which will not be unreasonably withheld. The Warrant solicitation fee will not be paid in a non-solicited transaction. No Warrant solicitation by Barclay will occur prior to one year from the Effective Date.

         7.       Representations and Warranties of the Underwriters.

         The Underwriters represent and warrant to the Company that:

                  (a) The Underwriters are each members in good standing of the National Association of Securities Dealers, Inc., and have complied with all NASD requirements concerning net capital and compensation to be received in connection with the Offering.

                  (b) To the Underwriters' knowledge, there are no claims for services in the nature of a finder's origination fee with respect to the sale of the Securities hereunder to which the Company is, or may become, obligated to pay.

         8.       Payment of Expenses.

                  (a) The Company will pay and bear all costs, fees, taxes and expenses incident to and in connection with: (i) the issuance, offer, sale and delivery of the Securities, including all expenses and fees incident to the preparation, printing, filing and mailing (including the payment of postage with respect to such mailing) of the Registration Statement (including all exhibits thereto), each Preliminary Prospectus, the Prospectus, and amendments and post-effective amendments thereof and supplements thereto, and this Agreement and related documents, Preliminary and Final Blue Sky Memoranda, including the cost of preparing and copying all copies thereof in quantities deemed necessary by the Underwriters; (ii) the costs of preparing and printing all "Tombstone" and other appropriate advertisements; (iii) the printing, engraving, issuance and delivery of the Common Stock, Warrants, Warrant Shares, Additional Securities, Underwriters' Warrants and the securities underlying the Underwriters' Warrant, including any transfer or other taxes payable thereon in connection with the original issuance thereof; (iv) the qualification of the Common Stock and Warrants under the state or foreign securities or "Blue Sky" laws selected by the Underwriters and the Company, and disbursements and reasonable fees of counsel for the Underwriters in connection therewith (not to exceed $50,000) plus the filing fees for such states; (v) a fee of $15,000 to be paid to counsel for the Underwriters for the preparation of a secondary trading memorandum; (vi) fees and disbursements of counsel and accountants for the Company; (vii) other expenses and disbursements incurred on behalf of the Company (viii) the filing fees payable to the Commission and the National Association of Securities Dealers, Inc. ("NASD"); and

(ix) any listing of the Common Stock and Warrants on a securities exchange or on NASDAQ.

                  (b) In addition to the expenses to be paid and borne by the Company referred to in Paragraph 8(a) above, the Company shall reimburse you at closing for expenses incurred by you in connection with the Offering (for which you need not make any accounting), in the amount of 3% of the price to the public of the Securities and Additional Securities sold in the Offering. This 3% non-accountable expense allowance shall cover the fees of your legal counsel, but shall not include any expenses for which the Company is responsible under Paragraph 8(a) above, including the reasonable fees and disbursements of your legal counsel with respect to Blue Sky matters. As of the date hereof, $25,000 has been advanced by the Company to the Underwriters with respect to such non-accountable expense allowance. Any unaccounted for portion of the $25,000 so advanced will be returned to the Company in the event the Offering is not consummated.

                  (c) In the event that the Company does not or cannot, for any reason whatsoever other than a default by the Underwriters, expeditiously proceed with the Offering, or if any of the Company's representations, warranties or covenants contained in this Agreement are not materially correct or cannot be complied with by the Company, or business prospects or obligations of the Company are adversely affected and the Company does not commence or continue with the Offering at any time or terminates the proposed transaction prior to the Closing Date, the Company shall reimburse the Underwriters on an accountable basis for all out-of-pocket expenses actually incurred in connection with the Underwriting, this Agreement and all of the transactions hereby contemplated, including, without limitation, your legal fees and expenses, up to an aggregate total of $100,000 less such sums which have already been paid.

         9.       Conditions of Underwriters' Obligations.

         The obligations of the Underwriters to consummate the transactions contemplated by this Agreement shall be subject to the continuing accuracy of the representations and warranties of the Company contained herein as of the date hereof and as of the Closing Date, the accuracy of the statements of the Company and its officers and directors made pursuant to the provisions hereof, and to the performance by the Company of its covenants and agreements hereunder and under each certificate, opinion and document contemplated hereunder and to the following additional conditions:

                  (a) The Registration Statement shall have become effective not later than 5:00 p.m., New York time, on the date following the date of this Agreement, or such later date and time as shall be consented to in writing by you and, on or prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement or the qualification or registration of the Securities under the securities laws of any jurisdiction shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or to your knowledge or the knowledge of the Company, shall be contemplated by the Commission or any such authorities of any jurisdiction and any request on the part of the Commission or any such authorities for additional information shall have been complied with to the reasonable satisfaction of the Commission or such authorities and counsel to the Underwriters and after the date hereof no amendment or supplement shall have been filed to the Registration Statement or Prospectus without your prior consent.

                  (b) The Registration Statement or the Prospectus or any amendment thereof or supplement thereto shall not contain an untrue statement of a fact which is material, or omit to state a fact which is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (c) Between the time of the execution and delivery of this Agreement and the Closing Date, there shall be no litigation instituted against the Company or any of its officers or directors and between such dates there shall be no proceeding instituted or, to the Company's knowledge, threatened against the Company or any of its officers or directors before or by any federal, state or county commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would have a material adverse effect on the Company or its business, business prospects or properties, or have a material adverse effect on the financial condition or results of operation of the Company.

                  (d) Each of the representations and warranties of the Company contained herein and each certificate and document contemplated under this Agreement to be delivered to you shall be true and correct at the Closing Date as if made at the Closing Date, and all covenants and agreements contained herein and in each such certificate and document to be performed on the part of the Company, and all conditions contained herein and in each such certificate and document to be fulfilled or complied with by the Company at or prior to the Closing Date shall be fulfilled or complied with.

                  (e) At the Closing Date, you shall have received the opinion of Hall Dickler Kent Friedman & Wood, LLP, counsel to the Company, dated as of such Closing Date, addressed to the Underwriters and in form and substance satisfactory to counsel to the Underwriters, to the effect that:

                           (i)   The Company and each of its Subsidiaries are
corporations duly organized, validly existing and in good standing under the laws of the jurisdiction of their incorporation with full corporate power and authority, and all licenses, permits, certifications, registrations, approvals, consents and franchises to own or lease and operate their properties and to conduct their businesses as described in the Registration Statement. The Company and each of its Subsidiaries are duly qualified to do business as foreign corporations and are in good standing in all jurisdictions wherein such qualification is necessary and failure so to qualify could have a material adverse effect on the financial condition, results of operations, business or properties of the Company and each of its Subsidiaries;

                           (ii)  The Company has full corporate power and
authority to execute, deliver and perform the Underwriting Agreement, the Consulting Agreement, the Warrant Agreement and the Representative's Warrants and to consummate the transactions contemplated thereby. The execution, delivery and performance of the Underwriting Agreement, the Consulting Agreement, the Warrant Agreement and the Representative's Warrants by the Company, the consummation by the Company of the transactions therein contemplated and the compliance by the Company with the terms of the Underwriting Agreement, the Consulting Agreement, the Warrant Agreement and the Representative's Warrants have been duly authorized by all necessary corporate action, and each of the Underwriting Agreement, the Consulting Agreement, the Warrant Agreement and the Representative's Warrants have been duly executed and delivered by the Company. Each of the Underwriting Agreement, the Consulting Agreement, the Warrant Agreement and the Representative's Warrants is a valid and binding obligation of the Company, enforceable in accordance with their respective terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and the discretion of courts in granting equitable remedies and except that enforceability of the indemnification provisions and the contribution provisions set forth in the Underwriting Agreement may be limited by the federal securities laws or public policy underlying such laws;

                           (iii) The execution, delivery and performance of the
Underwriting Agreement, the Consulting Agreement, the Warrant Agreement and the Representative's Warrants by the Company, the consummation by the Company of the transactions therein contemplated and the compliance by the Company with the terms of the Underwriting Agreement, the Consulting Agreement, the Warrant Agreement and the Representative's Warrants do not, and will not, with or without the giving of notice or the lapse of time, or both, (A) result in a violation of the Certificate of Incorporation, as the same may be amended, or Bylaws of the Company or any of its Subsidiaries, (B) to the best of our knowledge, result in a breach of, or conflict with, any terms or provisions of or constitute a default under, or result in the modification or termination of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, any indenture, mortgage, note, contract, commitment or other material agreement or instrument to which the Company or any of its Subsidiaries are a party or by which the Company or any of its Subsidiaries or any of their properties or assets are or may be bound or affected, except where any of the foregoing would not result in a material adverse effect upon the Company's or any Subsidiaries business or operations; (C) to the best of our knowledge, violate any existing applicable law, rule or regulation or judgment, order or decree known to us of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their properties or businesses; or (D) to the best of our knowledge, have any effect on any permit, certification, registration, approval, consent, license or franchise necessary for the Company or any of its Subsidiaries to own or lease and operate their properties and to conduct their business or the ability of the Company or any of its Subsidiaries to make use thereof;

                           (iv) To the best of our knowledge, no authorization,
approval, consent, order, registration, license or permit of any court or governmental agency or body (other than under the Act, the Regulations and applicable state securities or Blue Sky laws) is required for the valid authorization, issuance, sale and delivery of the Securities, the Additional Securities, the Common Stock, the Warrants, the Warrant Shares, or the Representative's Warrants, and the consummation by the Company of the transactions contemplated by the Underwriting Agreement, the Consulting Agreement, the Warrant Agreement or the Representative's Warrants;

                           (v)   The Registration Statement was declared
effective under the Act on , 1997; to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending, threatened or contemplated under the Act or applicable state securities laws;

                           (vi)  The Registration Statement and the Prospectus,
as of the Effective Date (except for the financial statements and other financial data included therein or omitted therefrom, as to which we express no opinion), comply as to form in all material respects with the requirements of the Act and Regulations and the conditions for use of a registration statement on Form SB-2 have been satisfied by the Company;

                           (vii) The description in the Registration Statement
and the Prospectus of statutes, regulations, contracts and other documents have been reviewed by us, and, based upon such review, are accurate in all material respects and present fairly the information required to be disclosed, and to the best of our knowledge, there are no material statutes or regulations, or, to the best of our knowledge, material contracts or documents, of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, which are not so described or filed as required.

                           To the best of our knowledge, none of the material
provisions of the contracts or instruments described above violates any existing applicable law, rule or regulation or judgment, order or decree known to us of any United States governmental agency or court having jurisdiction over the Company or any of its assets or businesses;

                           (viii) The outstanding Common Stock and Warrants
have been duly authorized and validly issued. The outstanding Common stock is fully paid and nonassessable. To the best of our knowledge, none of the outstanding Common Stock has been issued in violation of the preemptive rights of any stockholder of the Company. None of the holders of the outstanding Common Stock is subject to personal liability solely by reason of being such a holder. The authorized Common Stock conforms to the description thereof contained in the Registration Statement and Prospectus. To the best of our knowledge, except as set forth in the Prospectus, no holders of any of the Company's securities has any rights, "demand," "piggyback" or otherwise, to have such securities registered under the Act;

                           (ix)  The issuance and sale of the Securities, the
Additional Securities, the Common Stock, the Warrants, the Warrant Shares and the Representative's Warrants have been duly authorized and when issued will be validly issued, fully paid and nonassessable, and the holders thereof will not be subject to personal liability solely by reason of being such holders. Neither the Securities, the Additional Securities, nor the Common Stock are subject to preemptive rights of any stockholder of the Company. The certificates representing the Securities are in proper legal form;

                           (x) The issuance and sale of the Warrant Shares and
the Representative's Warrants have been duly authorized and, when paid for, issued and delivered pursuant to the terms of the Warrant Agreement or the Representative's Warrants, as the case may be, the Warrants, the Warrant Shares and the Representative's Warrants will constitute the valid and binding obligations of the Company, enforceable in accordance with their terms, to issue and sell the Warrants, the Warrant Shares and/or Representative's

Warrants. All corporate action required to be taken for the authorization, issuance and sale of the securities has been duly, validly and sufficiently taken. The Common Stock and the Warrants have been duly authorized by the Company to be offered in the form of the Securities. The Warrants, the Warrant Shares and the Representative's Warrants conform to the descriptions thereof contained in the Registration Statement and Prospectus;

                           (xi)  The Underwriters have acquired good title to
the Securities, free and clear of all liens, encumbrances, equities, security interests and claims, provided that the Underwriters are bona fide purchasers as defined in Section 8-302 of the Uniform Commercial Code;

                           (xii) Assuming that the Underwriters exercise the
over-allotment option to purchase the Additional Securities and make payments therefor in accordance with the terms of the Underwriting Agreement, upon delivery of the Additional Securities to the Underwriters thereunder, the Underwriters will acquire good title to the Additional Securities, free and clear of any liens, encumbrances, equities, security interests and claims, provided that the Underwriters are bona fide purchasers as defined in
Section 8-302 of the Uniform Commercial Code;

                           (xiii)  To the best of our knowledge, there are no
claims, actions, suits, proceedings, arbitrations, investigations or inquiries before any governmental agency, court or tribunal, foreign or domestic, or before any private arbitration tribunal, pending or threatened against the Company or any of its Subsidiaries or involving their properties or businesses, other than as described in the Prospectus, such description being accurate, and other than litigation incident to the kind of business conducted by the Company or any of its Subsidiaries which, individually and in the aggregate, is not material, and, except as otherwise disclosed in the Prospectus and the Registration Statement, the Company and its Subsidiaries have complied with all federal and state laws, statutes and regulations concerning its business;

                           (xiv) All sales of the Company's securities have
been made in compliance with or under an exemption from the registration requirements of the Act, and no purchaser of such securities in any such sale has a right of action against the Company for failure to comply with the registration or filing requirements of any state; and

                           (xv) We have participated in reviews and discussions
in connection with the preparation of the Registration Statement and the Prospectus. Although we are not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, no facts came to our attention which lead us to believe that (A) the Registration Statement (except as to the financial statements and other financial data contained therein, as to which we express no opinion), on the Effective Date, contained any untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or that (B) the Prospectus (except as to the financial statements and other financial data contained therein, as to which we express no opinion) contains any untrue statement or a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (f) At the Closing Date, you shall have received the opinion of Irina Igitova, Esq., special counsel to the Company with respect to the laws of the Russian Federation, dated as of such Closing Date, addressed to the Underwriters and in form and substance satisfactory to counsel to the Underwriters, to the effect that:

                           (i)   Corbina Telecommunications ("Corbina"),
CompTel Ltd. ("CompTel") and Investelektrosvyaz ("Investelectro") (the "Russian Subsidiaries") have been duly organized and are validly existing as closed joint stock companies in good standing under the laws of the Russian Federation, and have full corporate power and authority to own their properties and conduct their businesses as described in the Registration Statement and Prospectus;

                           (ii)  The Russian Subsidiaries have obtained, or are
in the process of obtaining, all licenses, permits and other governmental authorizations necessary to conduct their businesses as described in the Prospectus, and such licenses, permits and other governmental authorizations obtained are in full force and effect, and the Russian Subsidiaries are in all material respects complying therewith;

                           (iii) The Company owns 75% of the issued and
outstanding capital stock of each of Corbina and CompTel, and CompTel owns 51% of Investelectro; all of the Russian Subsidiaries' outstanding securities have been duly authorized, are validly issued, fully paid and non-assessable and have not been issued in violation of the preemptive rights of any security holder;

                           (iv)  Such counsel knows of no pending or threatened
legal or governmental proceedings to which either or the Russian
Subsidiaries are a party which could materially adversely affect the business, property, financial conduct or operations of either of the Russian Subsidiaries;

                           (v)   Such counsel is familiar with all contracts or
other agreements entered into by the Russian Subsidiaries with other Russian companies, entities, banking institutions or individuals referred to in the Registration Statement and Prospectus (collectively, the "Russian Agreements"), and all such Russian Agreements are valid, binding and enforceable under Russian law, and to the knowledge of such counsel, neither of the Russian Subsidiaries is in default under any of the Russian Agreements;

                           (vi)  Neither of the Russian Subsidiaries is in
violation of or in default under its Charter Documents or Bylaws, or to the knowledge of such counsel, in the performance or observance of any material obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in any contract, indenture, mortgage, loan agreement or instrument to which either Russian Subsidiary is are a party or by which it or any of its properties may be bound, or in violation of any material order, rule, regulation, writ, injunction or decree of any government or governmental instrumentality or court; and

                           (vii) Pursuant to the laws of the Russian
Federation, the minority stockholders of Corbina, CompTel and Investelectro will not be able to prevent the Company from carrying out the businesses of such Russian Subsidiaries or the Company, such as consummating material transactions or declaring dividends in cash or stock.

                  (g) On or prior to the Closing Date, counsel for the Underwriters shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review the matters referred to in subparagraphs (e) and (f) of this Paragraph 9, or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained.

                  (h)      Prior to the Closing Date:

                           (i)   There shall have been no material adverse
change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus;

                           (ii)  There shall have been no transaction, outside
the ordinary course of business, entered into by the Company from the latest date as of which the financial condition of the Company is set forth in the Registration Statement and Prospectus which is material to the Company, which is either (x) required to be disclosed in the Prospectus or Registration Statement and is not so disclosed, or (y) likely to have material adverse effect on the Company's business or financial condition;

                           (iii) The Company shall not be in default under any
material provision of any instrument relating to any outstanding indebtedness, except as described in the Prospectus;

                           (iv)  No material amount of the assets of the
Company shall have been pledged, mortgaged or otherwise encumbered, except as set forth in the Registration Statement and Prospectus;

                           (v)   No action, suit or proceeding, at law or in
equity, shall have been pending or to its knowledge threatened against the Company or affecting any of its properties or businesses before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, operations, prospects or financial condition or income of the Company, taken as a whole, except as set forth in the Registration Statement and Prospectus; and

                           (vi)  No stop order shall have been issued under the
Act and no proceedings therefor shall have been initiated or, to the Company's knowledge, threatened by the Commission.

                           (vii) Each of the representations and warranties of
the Company contained in this Agreement and in each certificate and document contemplated under this Agreement to be delivered to you was, when originally made and is at the time such certificate is dated, true and correct.

                  (i) Concurrently with the execution and delivery of this Agreement and at the Closing Date, you shall have received a certificate of the Company signed by the Chief Executive Officer of the Company and the principal financial officer of the Company, dated as of the Closing Date, to the effect that the conditions set forth in subparagraph (h) above have been satisfied and that, as of the Closing Date, the representations and warranties of the Company set forth in Paragraph 2 herein and the statements in the Registration Statement and Prospectus were and are true and correct. Any certificate signed by any of officer of the Company and delivered to you or for counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the statements made therein.

                  (j) All proceedings taken in connection with the authorization, issuance or sale of the Common Stock, Warrants, Warrant Shares, Additional Securities, the Representative's Warrants and the Representative's Warrant Shares as herein contemplated shall be satisfactory in form and substance to you and to counsel to the Underwriters, and the Underwriters shall have received from such counsel an opinion, dated as the Closing Date with respect to such of these proceedings as you may reasonably require.

                  (k) The Company shall have furnished to you such certificates, additional to those specifically mentioned herein, as you may have reasonably requested in a timely manner as to the accuracy and completeness, at the Closing Date, of any statement in the Registration Statement or the Prospectus, as to the accuracy, at the Closing Date, of the representations and warranties of the Company herein and in each certificate and document contemplated under this Agreement to be delivered to you, as to the performance by the Company of its obligations hereunder and under each such certificate and document or as to the fulfillment of the conditions concurrent and precedent to your obligations hereunder.

                  (l) The obligation of the Underwriters to purchase Additional Securities hereunder is subject to the accuracy of the representations and warranties of the Company contained herein on and as of the Option Closing Date and to the satisfaction on and as of the Option Closing Date of the conditions set forth herein.

                  (m) On the Closing Date there shall have been duly tendered to you for your account the appropriate number of shares of Common Stock and Warrants constituting the Securities.

         10.      Indemnification and Contribution.

                  (a) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Underwriters and each person, if any, who controls the Underwriters ("controlling person") within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any and all losses, liabilities, claims, damages, actions and expenses or liability, joint or several, whatsoever (including but not limited to any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever), joint or several, to which it or such controlling persons may become subject under the Act, the Exchange Act or under any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any Preliminary Prospectus or the Prospectus (as from time to time amended and supplemented); in any post-effective amendment or amendments or any new registration statement and prospectus in which is included the Warrant Shares of the Company issued or issuable upon exercise of the Warrants, or Underwriters' Warrant Shares upon exercise of the Underwriters' Warrants; or in any application or other document or written communication (in this Paragraph 10 collectively called "application") executed by the Company or based upon written information furnished by the Company filed in any jurisdiction in order to qualify the Common Stock, Warrants, Warrant Shares, Additional Securities, Underwriters' Warrants and Underwriters' Warrant Shares (including the Shares issuable upon exercise of the Warrants underlying the Underwriters' Warrants) under the securities laws thereof or filed with the Commission or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in the light of the circumstances under which they were made), unless such statement or omission was made in reliance upon or in conformity with written information furnished to the Company with respect to the Underwriters by or on behalf of the Underwriters expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus, or any amendment or supplement thereof, or in application, as the case may be. Notwithstanding the foregoing, the Company shall have no liability under this Paragraph 10(a) if any such untrue statement or omission made in a Preliminary Prospectus, is cured in the Prospectus and the Underwriters failed to deliver to the person or persons alleging the liability upon which indemnification is being sought, at or prior to the written confirmation of such sale, a copy of the Prospectus. This indemnity will be in addition to any liability which the Company may otherwise have.

                  (b) The Underwriters agree to indemnify and hold harmless the Company and each of the officers and directors of the Company who have signed the Registration Statement and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriters in Paragraph 10(a), but only with respect to any untrue statement or alleged untrue statement of any material fact contained in or any omission or alleged omission to state a material fact required to be stated in any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereof or necessary to make the statements therein not misleading or in any application made solely in reliance upon, and in conformity with, written information furnished to the Company by you specifically expressly for use in the preparation of such

Preliminary Prospectus, the Registration Statement or Prospectus directly relating to the transactions effected by the Underwriters in connection with this Offering. This indemnity agreement will be in addition to any liability which the Underwriters may otherwise have. Notwithstanding the foregoing, the Underwriters shall have no liability under this Paragraph 10(b) if any such untrue statement or omission made in a Preliminary Prospectus is cured in the Prospectus, and the Prospectus is delivered to the person or persons alleging the liability upon which indemnification is being sought.

                  (c) If any action is brought against any indemnified party (the "Indemnitee") in respect of which indemnity may be sought against another party pursuant to the foregoing (the "Indemnitor"), the Indemnitor shall assume the defense of the action, including the employment and fees of counsel (reasonably satisfactory to the Indemnitee) and payment of expenses. Any Indemnitee shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless the employment of such counsel shall have been authorized in writing by the Indemnitor in connection with the defense of such action. If the Indemnitor shall have employed counsel to have charge of the defense or shall previously have assumed the defense of any such action or claim, the Indemnitor shall not thereafter be liable to any Indemnitee in investigating, preparing or defending any such action or claim. Each Indemnitee shall promptly notify the Indemnitor of the commencement of any litigation or proceedings against the Indemnitee in connection with the issue and sale of the Common Stock, Warrants, Warrants Shares, Additional Securities, Underwriters' Securities or in connection with the Registration Statement or Prospectus.

                  (d) In order to provide for just and equitable contribution under the Act in any case in which: (i) the Underwriters make a claim for indemnification pursuant to Paragraph 10 hereof, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the time to appeal has expired or the last right of appeal has been denied) that such indemnification may not be enforced in such case notwithstanding the fact that this Paragraph 10 provides for indemnification of such case; or (ii) contribution under the Act may be required on the part of the Underwriters in circumstances for which indemnification is provided under this Paragraph 10, then, and in each such case, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after any contribution from others) in such proportion so that the Underwriters are responsible for the portion represented by dividing the total compensation received by the Underwriters herein by the total purchase price of all Securities sold in the public offering and the Company is responsible for the remaining portion; provided, that in any such case, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  The foregoing contribution agreement shall in no way affect the contribution liabilities of any persons having liability under Section 11 of the Act other than the Company and the Underwriters. As used in this Paragraph 10, the term "Underwriters" includes any officer, director, or other person who controls the Underwriters within the meaning of Section 15 of the Act, and the word "Company" includes any of officer, director or person who controls the Company within the meaning of Section 15 of the Act. If the full amount of the contribution specified in this paragraph is not permitted by law, then the Underwriters and each person who controls the Underwriters shall be entitled to contribution from the Company to the full extent permitted by law. No contribution shall be requested with regard to the settlement of any matter from any party who did not consent to the settlement.

                  (e) Within fifteen (15) days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is made against another party (the "contributing party"), notify the contributing party of the commencement thereof, but the omission so to notify the contributing party will not relieve it from any liability it may have to any other party other than for contribution hereunder.

                  In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or his or its representative of the commencement thereof within the aforesaid fifteen (15) days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such contributing party. The indemnification provisions contained in this Paragraph 10 are in addition to any other rights or remedies which either party hereto may have with respect to the other or hereunder.

         11. Representations Warranties Agreements to Survive Delivery.

         The respective indemnity and contribution agreements by the Underwriters and the Company contained in Paragraph 10 hereof, and the covenants, representations and warranties of the Company and the Underwriters set forth in this Agreement, shall remain operative and in full force and effect regardless of (i) any investigation made by the Underwriters or on its behalf or by or on behalf of any person who controls the Underwriters, or by the Company or any controlling person of the Company or any director or any of officer of the Company, (ii) acceptance of any of the Securities and payment therefor, or
(iii) any termination of this Agreement, and shall survive the delivery of the Securities and any successor of the Underwriters or the Company, or of any person who controls you or the Company or any other indemnified party, as the case may be, shall be entitled to the benefit of such respective indemnity and contribution agreements. The respective indemnity and contribution agreements by the Underwriters and the Company contained in this Paragraph 11 shall be in addition to any liability which the Underwriters and the Company may otherwise have.

         12. Effective Date of This Agreement and Termination Thereof.

                  (a) This Agreement shall become effective at 10:00 A.M., New York time, on the first full business day following the day on which you and the Company receive notification that the Registration Statement became effective.

                  (b) This Agreement may be terminated by the Representative by notifying the Company at any time on or before the Closing Date, if any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, securities markets; or if trading on the New York Stock Exchange, the American Stock Exchange, or in the over-the-counter market shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required on the over-the-counter market by the NASD or NASDAQ or by order of the Commission or any other governmental authority having jurisdiction; or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if the Company shall have sustained a loss material or substantial to the Company taken as a whole by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your opinion, make it inadvisable to proceed with the delivery of the Securities; or if there shall have been a material adverse change in the conditions of the securities market in general, as in your reasonable judgment would make it inadvisable to proceed with the offering, sale and delivery of the Securities; or if there shall have been a material adverse change in the financial or securities markets, particularly in the over-the-counter market, in the United States having occurred since the date of this Agreement.

                  (c) If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Paragraph 12, the Company shall be notified promptly by you by telephone or facsimile, confirmed by letter.

                  (d) If this Agreement shall not become effective by reason of an election of the Representative pursuant to this Paragraph 12 or if this Agreement shall not be carried out within the time specified herein by reason of any failure on the part of the Company to perform any undertaking, or to satisfy any condition of this Agreement by it to be performed or satisfied, the sole liability of the Company to the Underwriters, in addition to the obligations assumed by the Company pursuant to Paragraph 8 herein, will be to reimburse the Underwriters for the following: (i) Blue Sky counsel fees and expenses to the extent set forth in Paragraph 8(a)(iv); (ii) Blue Sky filing fees; and (iii) such reasonable out-of-pocket expenses of the Underwriters (including the fees and disbursements of their counsel), to the extent set forth in Paragraph 8(c), in connection with this Agreement and the proposed offering of the Securities, but in no event to exceed the sum of $100,000 less such amounts already paid.

                  Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Paragraphs 8 and 10 hereof shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

         13.      Notices.

         All communications hereunder, except as herein otherwise specifically provided, shall be in writing and, if sent to the Underwriters, shall be mailed, delivered or telegraphed and confirmed to the Representative at J.W. Barclay & Co., Inc., One Battery Park Plaza, New York, New York 10004 Attention: John Cioffoletti, with a copy thereof to Lawrence G. Nusbaum, III, Esq., Gusrae Kaplan & Bruno, 120 Wall Street, New York, New York 10005, and, if sent to the Company, shall be mailed, delivered or telegraphed and confirmed to the Company at 780 Third Avenue, New York, New York 10017, Attention: Ronald G. Nathan, President, with a copy thereof to Hall Dickler Kent Friedman & Wood, LLP, 909 Third Avenue, New York, New York 10022, Attention: Steven D. Dreyer, Esq.

         14.      Parties.

         This Agreement shall inure solely to the benefit of and shall be binding upon, the Underwriters, the Company and the controlling persons, directors and officers referred to in Paragraph 10 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

         15.      Construction.

         This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York and shall supersede any agreement or understanding, oral or in writing, express or implied, between the Company and you relating to the sale of any of the Securities.

         16.      Jurisdiction and Venue.

         The Company agrees that the courts of the State of New York shall have jurisdiction over any litigation arising from this Agreement, and venue shall be proper in the Southern District of New York.

         17.      Counterparts.

         This agreement may be executed in counterparts.

         If the foregoing correctly sets forth the understanding between you, the Selling Stockholders and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                        Very truly yours,

                                        RUSSIAN WIRELESS TELEPHONE COMPANY, INC.

                                        By:_____________________________________
                                             Ronald G. Nathan, President



                                        The Selling Stockholder:


                                        THE CAM NEELEY FOUNDATION


                                        By:_____________________________________




Accepted as of the date first above written:

J.W. BARCLAY & CO., INC.

By:_____________________________________

                                                                      SCHEDULE A


                   Stock to be Sold By the Selling Stockholder


Name                                                          Number of Shares
----                                                          ----------------


The Cam Neeley Foundation                                          30,000


                                                                   ------
                                    Total:                         30,000
                                                                   ======

                                   SCHEDULE B

                                        Number of Shares         Number of
                                        of Common Stock          Warrants to
                                        to be Purchased          to be Purchased
                                        ---------------          ---------------

Underwriter
-----------

J.W. Barclay & Co., Inc.



                           Total:          1,530,000                2,200,000
                                           =========                =========